EXHIBIT 3.1
                                                                     -----------
      State of Delaware
     Secretary of State
  Division of Corporations
Delivered 03:27 PM 08/30/2006
  FILED 03:28 PM 08/30/2006
SRV 060809235 - 2893610 FILE

                            CERTIFICATE OF OWNERSHIP

                                       OF

                                CDKNET.COM, INC.
                            (a Delaware corporation)

                                       AND

                                   ACDK, INC.
                            (a Delaware corporation)


                UNDER SECTION 253 OF THE GENERAL CORPORATION LAW

                            OF THE STATE OF DELAWARE

         The undersigned corporations organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

         DO HEREBY CERTIFY:

         FIRST: That the name and state of incorporation of each of the constituent corporations of the merger are as follows:

              NAME                               STATE OF INCORPORATION
              ----                               ----------------------

         CDKnet.com, Inc.                               Delaware

         ACDK, Inc.                                     Delaware


         SECOND: That 100% of the outstanding stock of ACDK, Inc. is owned by CDKnet.com, Inc.

         THIRD: That the surviving corporation of the merger is CDKnet.com, Inc. which will continue its existence as said surviving corporation under the name Arkados Group, Inc.

         FOURTH: That the members of the Board of Directors of CDKnet.com, Inc. unanimously adopted the following resolution by written consent on the 30th day of August, 2006:

         RESOLVED, that the Corporation's wholly-owned subsidiary, ACDK, Inc., be merged with and into the Corporation, and that upon the filing of a certificate of Ownership and Merger, substantially in the form annexed hereto as Exhibit B, with the Secretary of State of the State of Delaware, the Company's name shall be changed to Arkados Group, Inc.

         FIFTH: That the Certificate of Incorporation of CDKnet.com, Inc., a Delaware corporation, the surviving corporation, shall be the Certificate of Incorporation of the surviving corporation, except that article FIRST relating to the name shall be struck and shall be substituted in lieu therefor the following article:

                "FIRST: The name of the corporation is Arkados Group, Inc."

         SIXTH: This merger shall be effective on September 6, 2006.

         IN WITNESS WHEREOF, the undersigned have executed this Certificate this 30th day of August, 2006.



                                            CDKNET.COM, INC.


                                            By: /s/ Oleg Logvinov
                                                --------------------------------
                                                Name: Oleg Logvinov
                                                Title: Chief Executive Officer

                                            ACDK, INC.


                                            By: /s/ Oleg Logvinov
                                                --------------------------------
                                                Name: Oleg Logvinov
                                                Title: President